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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                               FEBRUARY 7, 1997



                                 PIXTECH, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                     0-26380                 04-3214691
(State or other jurisdiction       (Commission File          (IRS Employer
       of incorporation)               Number)            Identification No.)


                     AVENUE PERROY, 13790 ROUSSET, FRANCE
             (Address of principal executive offices and zip code)



              Registrant's telephone number, including area code:
                             (33)(0)4-42-29-10-00



                                  Page 1 of 6
                        Exhibit Index appears on page 4

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ITEM 9.   SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
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          In connection with an offering (the "Offering") made in reliance upon
Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), PixTech, Inc. (the "Company") sold an aggregate of 3,996,000 shares of its common stock, $.01 par value per share (the "Common Stock"), to the underwriters in the Offering. 3,333,000 of the shares were sold on February 7, 1997, and an additional 663,000 shares were sold on February 12, 1997 in connection with the exercise by the underwriters of an over-allotment option. The principal underwriters in the Offering were Hambrecht & Quist Saint Dominique, Credit Lyonnais and Beeson Gregory. The price to the public in the Offering was $4.50 per share, with a $0.315 per share underwriting discount.
The total offering price and the total underwriting discount were $17,982,000 and $1,258,740, respectively. The Offering and the sale of the shares in connection with the Offering were made in an offshore transaction, as defined in Regulation S. No directed selling efforts were made in the United States, and the Company complied with all of the requirements imposed upon it under Rule 903(c)(2) of Regulation S.
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 21, 1997           PIXTECH, INC.

                                   By: /s/ Yves Morel
                                   -------------------------------------------
                                       Yves Morel
                                       Director of Finance and Administration,
                                       Principal Financial Officer
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                                 EXHIBIT INDEX

EXHIBIT                                                             SEQUENTIAL
  NO.       DESCRIPTION                                              PAGE NO.
--------    -----------                                              --------

99.1        Press release dated February 18, 1997.  Filed herewith.      5